UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2006

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2006, UIL Holdings Corporation (“UIL”), and its wholly owned subsidiary, Xcelecom, Inc. entered into an agreement to sell all of the outstanding shares of stock of Terry’s Electric, Inc. (the “Company”) to TEI Acquisition Corporation for $3.75 million, subject to certain post-closing adjustments. The $3.75 million sale price includes an interest bearing promissory note of $2.75 million, with principal and interest payments payable quarterly over a seven year period. In addition, during the period beginning in 2008 and continuing through 2012, UIL may receive up to $0.4 million annually or an aggregate of $1.5 million in contingent earn out payments based on the results of the Company. After transaction costs and income taxes, UIL expects to recognize a loss on sale of approximately $4.2 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 12/5/06	By /s/ Gregory W. Buckis
Gregory W. Buckis
Vice President and Controller